Exhibit 99.1

FOR IMMEDIATE RELEASE

INRAD OPTICS, INC. REPORTS FINANCIAL RESULTS FOR SECOND QUARTER AND SIX MONTHS 2013

NORTHVALE, NJ, August 19 – Inrad Optics, Inc. (OTC Bulletin Board: INRD) has reported its consolidated financial results for its second quarter and six months ended June 30, 2013.

Revenue for the second quarter was $2.7 million, down 6.4% from $2.9 million in the same period last year. For the six months ended June 30, 2013, revenue of $5.8 million was up slightly compared to $5.7 million for the comparable period last year.

Orders were $2.7 million and $4.8 million for the three and six months ending June 30, 2013, down 19.3% and 23.8% compared to the respective periods last year. Orders from longtime aerospace and defense customers continued to decline, and were off a total of 15% as compared to the same period in 2012.

Gross profit for the second quarter was $308,000 or 11.4% of sales, down from $567,000 or 19.7% in the comparable quarter last year. For the six months ended June 30, 2013, gross profit decreased to $1 million or 17.4% of sales compared to $1.3 million or 22.9% in 2012. The 2013 decrease in gross profit margin primarily reflects a less profitable sales mix compared to 2012 as well as the impact of the Company’s relatively fixed overhead structure. Sales to the Company’s top five customers represented approximately 34% of sales in six months ended June 30, 2013, down from 43% last year.

The net loss was $648,000 and $817,000 for the three and six months ended June 30, 2013. This compares with a net loss of $333,000 and $482,000, in the comparable periods last year. The Company had a net loss per share of $0.05, basic and diluted, for the three months ended June 30, 2013 compared to a net loss of $0.03 last year. For the six months ended June 30, 2013 and 2012, the basic and diluted net loss per share was $0.07 and $0.04, respectively.

Net cash used in operating activities was $134,000 for the six months ended June 30, 2013 compared to net cash used of $96,000 last year. The difference mainly reflects the impact of a higher net loss in the six months ended June 30, 2013 offset by a $200,000 decrease in inventory during the current period. For the six months ended June 30, 2013, the lower net loss was negatively impacted by an increase of $413,000 in inventory.

Investing activities in the six months ended June 30, 2013 included final payment of $325,000 on the purchase of a plasma assist optical coating chamber and related expenditures for additional equipment and installation of $92,000. The coating chamber became operational in the second quarter of 2013.

After investing and financing activities, net cash decreased by $624,000 versus a decrease of $277,000 in net cash last year. At June 30, 2013, the Company had cash and cash equivalents of $2.5 million.

President and CEO, Amy Eskilson commented, “Following on my remarks last quarter, our second quarter and year-to-date results continue to reflect the impact of planned cuts to defense spending under the 2011 Budget Control Act, as well as the burden of additional cuts as part of the 2013 budget sequestration. Despite these challenges, we saw a modest increase in year-to-date sales over the same period last year. The sales mix included a number of orders with up-front development costs. However, we believe this work presents significant future opportunity. Our recent investment in new coating capabilities is showing early promise and we continue to execute on focused operational initiatives. With this said, we still see a challenging path forward for the remainder of 2013.”

Inrad Optics, Inc. (formerly Photonic Products Group, Inc.) was incorporated in New Jersey in 1973. In January 2012, the Company’s Board of Directors and shareholders approved the name change to Inrad Optics, Inc. The Company develops, manufactures and markets products and services for use in photonics industry sectors via three distinct but complimentary product areas - “Crystals and Devices”, “Custom Optics” and “Metal Optics.”

The Company is a vertically integrated organization specializing in crystal-based optical components and devices, custom optical components from both glass and metal, and precision optical and opto-mechanical assemblies. Manufacturing capabilities include solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the ability to handle large substrates, optical coatings and in-process metrology expertise. Inrad Optics’ customers include leading corporations in the defense, aerospace, laser systems, process control and metrology sectors of the photonics industry, as well as the U.S. Government, National Laboratories and Universities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words. Such forward-looking statements, such as our expectation for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2012. The forward looking statements made in this news release are made as of the date hereof and Inrad Optics, Inc. does not assume any obligation to update publicly any forward looking statement.

INRAD OPTICS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2013	2012
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$2,465,145	$3,089,013
Accounts receivable (net of allowance for doubtful accounts of $15,000 in 2013 and 2012)	1,372,270	1,557,930
Inventories, net	3,396,253	3,596,646
Other current assets	111,945	158,742
Total current assets	7,345,613	8,402,331
Plant and equipment:
Plant and equipment, at cost	16,124,802	15,446,826
Less: Accumulated depreciation and amortization	(14,133,460)	(14,182,712)
Total plant and equipment	1,991,342	1,264,114
Precious Metals	474,960	474,960
Goodwill	311,572	311,572
Intangible Assets, net	398,042	437,324
Other Assets	34,838	534,838
Total Assets	$10,556,367	$11,425,139

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of other long term notes	$150,200	$150,200
Accounts payable and accrued liabilities	787,526	813,705
Customer advances	184,739	297,251
Total current liabilities	1,122,465	1,261,156

Related Party Convertible Notes Payable	2,500,000	2,500,000

Other Long Term Notes, net of current portion	794,966	869,135
Total liabilities	4,417,431	4,630,291

Commitments

Shareholders’ Equity:
Common stock: $.01 par value; 60,000,000 authorized shares; 12,050,603 shares issued at June 30, 2013 and 11,881,724 issued at December 31, 2012	120,508	118,819
Capital in excess of par value	18,236,035	18,076,518
Accumulated deficit	(12,202,657)	(11,385,539)
	6,153,886	6,809,798
Less - Common stock in treasury, at cost (4,600 shares)	(14,950)	(14,950)
Total shareholders’ equity	6,138,936	6,794,848
Total Liabilities and Shareholders’ Equity	$10,556,367	$11,425,139

INRAD OPTICS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Total revenue	$2,694,598	$2,880,448	$5,771,724	$5,721,129

Cost and expenses:
Cost of goods sold	2,386,866	2,312,614	4,764,894	4,413,339
Selling, general and administrative expenses	909,664	864,804	1,763,472	1,719,093
	3,296,530	3,177,418	6,528,366	6,132,432

Loss from operations	(601,932)	(296,970)	(756,642)	(411,303)

Other expense:
Interest expense—net	(45,832)	(36,113)	(91,476)	(70,739)
Gain on sale of plant and equipment	—	—	31,000	—
	(45,832)	(36,113)	(60,476)	(70,739)

Net loss before income taxes	(647,764)	(333,083)	(817,118)	(482,042)

Income tax (provision) benefit	—	—	—	—

Net loss	$(647,764)	$(333,083)	$(817,118)	$(482,042)

Net loss per common share— basic and diluted	$(0.05)	$(0.03)	$(0.07)	$(0.04)

Weighted average shares outstanding— basic and diluted	12,046,003	11,875,874	11,926,328	11,786,207

INRAD OPTICS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net (loss)	$(817,118)	$(482,042)

Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation and amortization	259,094	319,576
401K common stock contribution	80,922	151,775
(Gain) on sale of plant and equipment	(31,000)	—
Stock based compensation	80,284	106,646
Changes in operating assets and liabilities:
Accounts receivable	185,660	233,291
Inventories, net	200,393	(413,289)
Other current assets	46,797	64,540
Accounts payable and accrued liabilities	(26,180)	(30,973)
Customer advances	(112,512)	(45,803)
Total adjustments and changes	683,458	385,763
Net cash (used in) operating activities	(133,660)	(96,279)

Cash flows from investing activities:
Capital expenditures	(447,039)	(180,832)
Proceeds from sale of plant and equipment	31,000	—
Net cash (used in) investing activities	(416,039)	(180,832)

Cash flows from financing activities:
Proceeds from exercise of stock options	—	5,349
Principal payments on notes payable-other	(74,169)	(4,844)
Net cash (used in) provided by financing activities	(74,169)	505

Net (decrease) in cash and cash equivalents	(623,868)	(276,606)

Cash and cash equivalents at beginning of period	3,089,013	3,400,205

Cash and cash equivalents at end of period	$2,465,145	$3,123,599

Supplemental Disclosure of Cash Flow Information:
Interest paid	$59,000	$82,000
Income taxes paid	$2,000	$5,000